Registration No. 333-66464
                    As filed with the Securities and Exchange
                         Commission on October 29, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------
                               BIOPURE CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                          04-2836871
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                             Identification No.)
                                11 Hurley Street
                               Cambridge, MA 02141
                                 (617) 234-6500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   Jane Kober
                             Senior Vice President,
                                 General Counsel
                               Biopure Corporation
                                11 Hurley Street
                               Cambridge, MA 02141
                                 (617) 234-6500

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                Explanatory Note

     The sole purpose of this Amendment is to amend Exhibit No. 23.1 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus is unchanged and has been omitted.


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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by us in connection with the sale of the 3,000,000 shares of our common stock being registered. All the amounts shown are estimates except for the registration fee.

        SEC registration fee.................................    $  14,891.25
        Legal fees and expenses..............................    $  95,000.00
        Accounting fees and expenses.........................    $   5,000.00
        Miscellaneous........................................    $  15,000.00
                 Total.......................................    $ 129,891.25

Item 15.  Indemnification of Directors and Officers

     Our Restated Certificate of Incorporation provides that each of our directors and officers shall be indemnified and held harmless by us, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.

     The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:
     o for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;
     o for acts or omissions not in good faith or that involve conduct that the director or officer believes is not in the best interests of the corporation;
     o    for knowing violations of the law;
     o for any transaction from which the directors derived an improper personal benefit; and
     o for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

     The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

     Our Restated Certificate of Incorporation also provides directors and officers with the right to be paid by us for expenses (including attorneys' fees) incurred in defending any

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proceeding in advance of the proceeding's final disposition. If a claim is not promptly paid in full by us, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against us to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in our Restated Certificate of Incorporation are not exclusive of any other right which may be acquired under any statute, by- law, agreement or otherwise.

Item 16.  Exhibits


     Exhibit
     Number       Description of Document
        *5.1      Opinion of Jane Kober, Esq.
       *10.1      Amended and Restated Equity Line Financing Agreement,
                  dated as of October 23, 2001, by and between Biopure
                  Corporation and Societe Generale
        23.1      Consent of Ernst & Young LLP, Independent Auditors
       *23.2      Consent of Jane Kober, Esq.  Reference is made to Exhibit 5.1
       *24.1      Power of Attorney

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*previously filed

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

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     (1)  To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to

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the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 29th day of October, 2001.


                                     BIOPURE CORPORATION


                                     By:   /s/ Paul A. Looney
                                           Paul A. Looney
                                           President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


     SIGNATURES                      TITLE                             DATE

                               Chairman of the Board and
            *                  Chief Executive Officer          October 29, 2001
Carl W. Rausch                 (Principal executive officer)
                               Chief Financial Officer
                              (Principal financial and
Francis H. Murphy              accounting officer)

     /s/ Paul A. Looney        Director, President              October 29, 2001
Paul A. Looney

            *                  Director, Vice Chairman          October 29, 2001
David N. Judelson

            *                  Director                         October 29, 2001
Daniel P. Harrington


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                               Director
Stephen A. Kaplan

                               Director
C. Everett Koop, M.D.

                               Director
Charles A. Sanders, M.D.





*By:   /s/ Paul A. Looney
       as Attorney-In-Fact
       October 29, 2001



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                                  EXHIBIT INDEX

       Exhibit
       Number          Description of Document

        *5.1           Opinion of Jane Kober, Esq.

       *10.1 Amended and Restated Equity Line Financing Agreement, dated as of October 23, 2001, by and between Biopure Corporation and Societe Generale

        23.1           Consent of Ernst & Young LLP, Independent Auditors.

       *23.2           Consent of Jane Kober, Esq.  Reference is made to Exhibit
                       5.1.

       *24.1           Power of Attorney

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*previously filed


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